UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FirstEnergy Corp.

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May 2019 Corporate Governance Shareholder Outreach & Engagement Energy for a Brighter Future

May 2019 2 We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. Customers Environment Diverse Team Forward-Thinking Communities Our Mission

Cautionary Statement Forward-looking Statements May 2019 3 Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we,” “us,” “our,” and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit from commodity-based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC) (FES Bankruptcy) that could adversely affect us, our liquidity or results of operations, including, without limitation, that conditions to the FES Bankruptcy settlement agreement may not be met or that the FES Bankruptcy settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES or FENOC or their creditors; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs through FE Tomorrow, which is the FirstEnergy initiative launched in late 2016 to identify our optimal organization structure and properly align corporate costs and systems to efficiently support FirstEnergy as a fully regulated company going forward, and other initiatives, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments at the federal and state levels, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers' demand for power, including, but not limited to, the impact of state and federal energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes to federal and state environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of our retired and former nuclear facilities; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock, and thereby on FirstEnergy’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

May 2019 4 Board and Corporate Governance Practices

May 2019 5 Highly Skilled & Diverse Board We seek to maintain a well-rounded and diverse Board representing a wide breadth of experience and perspectives that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Below are highlights regarding our 11 director nominees standing for election to your Board. 54 % Of Nominees joined the Board since the beginning of 2014 27% Female Nominees 36% Diverse Nominees (by female, race and ethnicity) Board Tenure Years Nominee average tenure 4.9 Years ≤5 6 6-10 4 >10 1

May 2019 6 Corporate Governance Best Practices Independent Oversight Separate Board Chairman and Chief Executive Officer (our “CEO”) Independent Board Chairman All directors are independent, other than the CEO Board committees are comprised entirely of independent directors Independent directors regularly hold executive sessions without management at Board and committee meetings Board & Committee Oversight Enterprise risk oversight by full Board and its committees Corporate Governance, Sustainability and Corporate Responsibility Committee oversees corporate citizenship practices including environmental, social and governance (“ESG”) and sustainability initiatives Audit Committee oversees risks related to cybersecurity,  Among other matters including financial statements and compliance Compensation Committee ensures alignment between pay and performance Shareholder Rights & Accountability Annual election of all directors Shareholders of 25 percent or more shares outstanding and entitled to vote may call a special meeting Clear, effective process for shareholders to raise concerns to the Board Director Resignation Policy requiring any director nominee in an uncontested director election who receives a majority of withheld votes to tender his or her resignation Direct investor relations and governance engagement and outreach to shareholders Advisory vote on named executive officer compensation is held on an annual basis, consistent with the shareholder advisory vote on frequency Board Practices Consideration of your Board’s ethnic and gender diversity, age, experience and skills and other attributes when evaluating nominees for your Board A robust annual evaluation process: full Board evaluation including third-party interviews, Board committee evaluations and individual director evaluations Mandatory director retirement age of 72 pursuant to our Corporate Governance Policies Policy to consider diversity for director candidates Goal to have at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future Corporate Governance, Sustainability and Corporate Responsibility Committee and full Board engage in rigorous director succession planning Robust stock ownership guidelines Anti-Hedging and Anti-Pledging Policies No poison pill

May 2019 7 Governance Related Proposals Items 4 – 6 Your Board cannot unilaterally adopt these three proposals because a shareholder vote is necessary under our governing documents. We are once again seeking shareholder approval of the following three management proposals to: replace existing supermajority voting requirements with a majority voting power threshold (Item 4), implement majority voting for uncontested director elections (Item 5); and implement proxy access (Item 6). These proposals require the affirmative vote of at least 80 percent of the voting power (outstanding) of the Company.

May 2019 8 Corporate Responsibility

May 2019 9 Corporate Responsibility Strategy We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger Build a sustainable business with... Social and Environmental Employees Employee Engagement Expanded Diversity & Inclusion Customers Emerging Technologies Performance-Based Initiatives Environment Internal Operations Renewable Adoption Communities Targeted Giving / Engagement Charitable Impact Measurement Governance Transparency Accountability Built upon the pillars of our mission statement, our Strategy delivers on these opportunities and unlocks potential growth for our stakeholders

2019 Corporate Responsibility Reporting Initiatives

	Climate Report	Corporate Responsibility Report
What	• Describes FirstEnergy's strategies and how they relate to potential risks and opportunities associated with a reduced carbon future	• Publish a comprehensive Corporate Responsibility Report and website that will contain tangible examples, and metrics of the ways in which we are living our mission
Why	• Document that FirstEnergy is poised for the future through existing corporate strategies and strong governance structure • Reinforce who we are as a fully regulated utility company, focused on our transmission, distribution, and remaining regulated generation business • Be transparent about the risks and opportunities related to climate change for the utility industry	• Keep our internal and external stakeholders informed about key issues and activities related to corporate responsibility • Educate and engage stakeholders to reinforce the FirstEnergy brand and continue to build our reputation as a good corporate citizen • Provide external stakeholders with comprehensive information in a single, and easy to navigate location.
Key Topics	• 2 degree scenario analysis and identified regional implications of a reduced carbon economy • FE's strategy for managing risks and opportunities associated with climate change • Discussion on signposts required to support a reduced carbon economy	• What does corporate responsibility mean to FirstEnergy • How does our corporate responsibility strategy interact with FirstEnergy's mission statement: We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers' lives brighter, the environment better and our communities stronger • Provide trackable metrics that are meaningful to our stakeholders
Timing	• Published April 1, 2019	• To be published Q4 2019

FirstEnergy
May 2019
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Corporate Responsibility – Facts at a Glance

Environmental	Social	Governance
Achieved 62%* reduction in CO_2 emissions since 2005 Generation fleet carbon emission intensity of 0.49 metric tons/MWh	Systemwide OSHA incident rate of 0.80 which was below EEI industry average of 1.21** Experienced zero Systemwide Life Changing Events	Published a Climate Report, including a 2 degree scenario analysis Update to Corporate Responsibility Report will be published in late 2019
Developed UAS program in which drones are being used to improve safety and efficiency and provide unique services throughout our territory Four osprey nesting platforms installed on our poles as part of FE's Avian Protection Plan	Implemented a Diversity & Inclusion Key Performance Indicator, and developed six Employee Business Resource Groups (EBRGs) Participated in and was selected as one of 230 companies for the 2019 Bloomberg Gender Equality Index	Expanded BOD Corporate Governance Committee to include Corporate Responsibility oversight Developed dedicated Corporate Responsibility team within the Strategy organization
Began Implementation of a corporate waste reduction initiative Continue participation in CDP Climate, CDP Water Reports and EEI's ESG/Sustainability Template	FE Foundation donated over $8M to nearly 1,300 nonprofits Provided the equivalent of 3.3 million meals to feed the hungry in our communities	BOD is made up of 36% Diverse Directors (gender, race & ethnicity) All Directors are independent, other than the CEO

*Primarily due to retirements and asset sales through December 31, 2018. Additional reductions will be recognized upon FirstEnergy Solutions' emergence from Chapter 11 bankruptcy.
**Based on 2015 Edison Electric Institute (EEI) Safety Survey published in 2016.

FirstEnergy
May 2019
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May 2019 12 Diversity & Inclusion (D&I) Overview Our strategy is to expand the diverse representation of our team and create an engaging and inclusive work environment where employees feel valued, motivated and empowered to drive FirstEnergy’s business success. Building a Diverse Workforce Hiring process improvements Building/strengthening relationships to expand talent pipeline (HBCUs, community, academic and professional organizations) Development of Employee Value Proposition Expanding the diversity of our internal talent pipeline Focus on diverse leadership succession plan development D&I Leadership & Accountability Executive D&I Council Dedicated D&I function D&I KPI D&I Monthly Scorecard CEO Priority cascaded to all leaders Building an Inclusive Work Environment Inclusive Leadership training and tools Unconscious bias and Root Learning training company-wide Mentoring program Employee Business Resource Group expansion Annual Diversity & Inclusion Employee Survey Network of D&I implementation teams Diverse pay equity study Diversity celebrations Recognition DiversityInc Top Utilities List Bloomberg Gender Equity Index GI Jobs Military Friendly Employer Award

May 2019 13 Executive Compensation

May 2019 14 Our Responses to Shareholder Feedback In 2018, we made substantial changes to our compensation programs. Following a strong Say-on-Pay vote in 2018, we maintained the same general structure and design for 2019. In 2017 and 2018, base salaries and target opportunity levels for Section 16 Insiders (excluding promotions) were frozen. CEO voluntarily reduced his Short-Term Incentive Program (STIP) and Long-Term Incentive Program (LTIP) target opportunities in 2017 to the levels established in 2015, continued for 2018 and 2019 compensation; there have been no changes to CEO base salary since 2016. Linked our compensation programs to key drivers of shareholder value. Re-designed the FE LTIP beginning in 2018, including a relative TSR modifier and a TSR cap. Added an absolute TSR cap to previously awarded LTIP cycles for Messrs. Belcher, Jones, Pearson, and Ms. Vespoli to limit FE LTIP maximum payouts and to align with long-term shareholder value.

May 2019 15 Our Responses to Shareholder Feedback (Continued) In 2018, we made substantial changes to our compensation programs. Following a strong Say-on-Pay vote in 2018, we maintained the same general structure and design for 2019. Continued a focus on 100% performance-based long-term incentives. Eliminated the last overlapping metric in FE STIP and FE LTIP – safety; remains a key focus in our STIP. Moved to three-year performance goals in FE LTIP beginning in 2018. Maintained additional stretch-level performance measure through goal setting process. Improved calibration of incentive payout to performance levels to better align pay with performance. Maintained current payout caps on FE STIP of 150% of target and FE LTIP at 200% of target.

May 2019 16 Performance Metrics Align With Company Strategy and Long-Term Shareholder Value 2018 Performance Metrics How Our Metrics Support Long-Term Growth Initiatives Short-Term Incentive Program Operating Earnings from Regulated Businesses Operations and Maintenance (O&M) Operations Index Safety OSHA reportable incidents Days Away/Restricted Time (DART) Life-Changing Events (LCE) Diversity and Inclusion Drives shareholder value and indicates growth of the company Monitors spending and shows ability to control costs and meet budgets Mix of metrics focused on customer service and reliability while building loyalty and satisfaction Expanded focus on reducing the frequency and severity of all workplace injuries. Continues to be the top priority across the company Supports efforts to build a more diverse and inclusive business environment Long-Term Incentive Program Operating Earnings per Share Capital Effectiveness Relative TSR modifier Reflects our commitment to shareholders to achieve our growth over the next 3 years Measures the financial effectiveness of our return on investment in operational assets over 3-year period Adjusts calculated incentive payout based on relative performance against utility peer companies (S&P 500 Utility Index)

May 2019 17 Thank You